UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 29, 2013

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2013, and effective March 31, 2013 (the “Effective Date”), Lucas Energy, Inc. (“Lucas” or the “Company”) entered into a Settlement and Release Agreement with Nordic Oil USA 1, LLLP (“Nordic” and the “Settlement Agreement”).  Pursuant to the Settlement Agreement, the parties agreed to cancel and terminate the purchase and sale agreement dated October 13, 2011 (and effective July 1, 2011) between the parties, pursuant to which the Company purchased all of Nordic’s right, title and interest in certain oil, gas and mineral leases located in Gonzales, Karnes and Wilson Counties, Texas (collectively, the “Interests”).  The Company had originally issued Nordic a $22 million promissory note, which accrued interest at 6% per annum and was due and payable on November 17, 2012 (the “Note”) in consideration for the acquisition of the Interests.  The Company failed to pay the Note when due in November 2012 and Nordic subsequently filed a lawsuit against the Company on December 10, 2012, in the District Court of Harris County, Texas (Cause No. 2012 72620)(the “Lawsuit”), seeking payment of the principal balance of the Note ($22 million) and accrued interest thereon ($1.6 million as of December 31, 2012), plus attorney’s fees in the amount of 10% of the principal and interest then owing on the Note (as alleged allowed pursuant to the terms of the Note), and sought other damages.

The parties entered into the Settlement Agreement to avoid prolonged litigation and amicably settle the disputes between the parties without either party admitting any liability.

Pursuant to the terms of the Settlement Agreement, the Company agreed to:

•	Pay Nordic an aggregate of $1,125,000 as follows:

o	$250,000 upon the parties entry into the Settlement Agreement;

o	$250,000 on or before April 1, 2013;

o	$500,000 on or before June 1, 2013; and

o	$125,000 on or before September 30, 2013,

provided that if the Company fails to pay any amounts when due, Nordic is able to file an agreed judgment with the court stipulating that the Company agrees that the amount owed pursuant to the schedule above is immediately due and payable together with 5% interest;

•	To assign certain Interests back to Nordic (free of certain liens and encumbrances), together with any rights in the Interests owned by any current or former officers or directors of the Company; and

•	To complete certain field work on the Interests at the Company’s sole expense.

Additionally, the parties agreed to mutually release each other and each other’s affiliates and assigns from all claims, causes of actions, damages and liabilities relating to any events which occurred prior to the Effective Date, whether as a result of the purchase of the Interests, the Note or otherwise, and to further indemnify each other from any claims associated therewith.

Finally, Nordic agreed to dismiss the Lawsuit with prejudice five business days after the Company has made the final payment required as discussed above.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above in Item 1.01, the Company transferred complete ownership of certain Interests back to Nordic as party of the Settlement Agreement and the full text of Item 1.01 above is incorporated by reference in this Item 2.01.

Item 9.01 Financial Statemetns and Exhibits.

Exhibit No.	Description

99.1 *	Press Release of Lucas Energy, Inc., dated April 2, 2013

* Furished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: April 2, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1 *	Press Release of Lucas Energy, Inc., dated April 2, 2013

* Furished herewith.